SCHEDULE OF INVESTMENTS AS OF SEPTEMBER 30, 2009

		Codes							Fair Value				Change in Book / Adjusted Carrying Value				Interest
Investment Type	Cusip ID	Code	Foreign	Bond CHAR	NAIC Desig-nation	Actual Cost	Gross Unrealized Gains	Gross Unrealized Losses	Rate Used to Obtain Fair Value	Fair Value	Par Value	Book / Adjusted Carrying Value	Unrealized Valuation Increase / (Decrease)	Current Year's (Amortization) / Accretion	Current Year's Other Than Temporary Impairment Recognized	Total Foreign Exchange Change in Book / Adjusted Carrying Value	Rate of	Effective Rate of	When Paid	Admitted Amount Due and Accrued	Amount Received During Year
Fixed maturities, available for sale:
Universal Property and Casualty Insurance Company:
US government and agency obligations
US Treasury Note	912828-GZ-7	SD			1	$ 144,517	$ 5,594	$ -	109.188	$ 147,403	$ 135,000	$ 41,809	$ -	$ (1,716)	$ -	$ -	4.625	2.780	JJ	$ 1,052	$6,244
US Treasury Note	912828-KC-3	SD			1	35,169	51	-	100.531	35,186	35,000	35,135	-	(34)	-	-	2.000	1.842	FA	89	241
US Treasury Inflation Index Bond	912828-LA-6				1	8,113,941	-	(15,800)	103.821	8,098,015	7,800,000	8,113,347	(468)	(127)	-	-	1.875	1.535	JJ	31,265	-
US Treasury Inflation Index Bond	912828-EA-4				1	10,265,078	30,670	-	114.382	10,294,419	9,000,000	10,258,979	(4,770)	(1,329)	-	-	1.875	1.347	JJ	39,600	-
Total US government and agency obligations						$18,558,705	$36,315	$(15,800)		$18,575,023	$16,970,000	$18,549,270	$(5,238)	$ (3,206)	$ -	$ -				$72,006	$6,485

Total fixed maturities, available for sale						$18,558,705	$36,315	$(15,800)		$18,575,023	$16,970,000	$18,549,270	$(5,238)	$ (3,206)	$ -	$ -				$72,006	$6,485

Dates
Acquired	Maturity

7/15/2008	7/31/2012
2/19/2009	2/15/2012
9/29/2009	7/15/2019
9/21/2009	7/15/2015

Investment Type	Symbol	Cusip ID	Number of Shares	Amortized Cost / Book Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Equity securities:
Universal Property and Casualty Insurance Company
Barclays BK PLC	JJU	06739H-32-1	14,000	$ 311,392	$ 66,258	$ -	$ 377,650
Claymore Gold Bullion Tr Tr Unit	CGL	18385M-21-5	165,000	1,440,217	-	(2,820)	1,437,397
Claymore Silver Bullion Tr Tr Unit	SVR	18387H-15-6	126,000	1,229,367	3,278	-	1,232,645
El Dorado Gold Corp New	EGO	284902-10-3	23,000	266,286	-	(4,086)	262,200
ETF Metal Sec Ltd St Heiler Gold	PHAU:LN	G3204R-10-1	7,500	737,675	7,105	-	744,780
ETFS Cmmdty Secs Ltd Corn	CORN:LN	G3204Q-28-5	400,000	497,320	15,480	-	512,800
ETFS Cmmdty Secs Ltd Wheat	WEAT:LN	G3204Q-22-8	267,000	517,836	-	(25,221)	492,615
ETFS Gold Tr Shs	SGOL	26922Y-10-5	12,500	1,248,059	11,566	-	1,259,625
ETFS Metal Security ETFS Physical S	PHAG:LN	G3204R-13-5	30,750	501,994	-	(3,613)	498,381
Freeport-McMoran Copper & Gold Inc	FCX	35671D-85-7	7,200	198,831	295,161	-	493,992
Gold Corp Inc New	GG	380956-40-9	5,000	204,725	-	(2,875)	201,850
Horizons Betapro Winter Term Nymex	HNU	44046T-10-0	25,000	199,788	52,962	-	252,750
Monsanto Co New	MON	61166W-10-1	16,000	1,251,582	-	(13,182)	1,238,400
Walter Energy Inc	WLT	93317Q-10-5	8,010	112,202	368,879	-	481,081
Yamana Gold Inc	AUY	98462Y-10-0	10,000	108,579	-	(1,479)	107,100
Agnico Eagle Mines Ltd	AEM	008474-10-8	9,000	607,304	3,346	-	610,650
Anglogold Ashanti Ltd	AU	035128-20-6	4,000	168,820	-	(5,780)	163,040
Barrick Gold Corp	ABX	067901-10-8	58,000	1,826,065	372,135	-	2,198,200
Central Gold Trust	GTU	153546-10-6	17,500	704,241	-	(7,741)	696,500
Silver Wheaton Corp	SLW	828336-10-7	106,200	755,543	581,515	-	1,337,058
BHP Billiton Ltd ADR	BHP	088606-10-8	17,130	629,502	501,249	-	1,130,751
Rio Tinto PLC ADR	RTP	767204-10-0	8,370	858,088	567,239	-	1,425,327
Direxion Shs ETF Tr DL Y LRG CAP BE	BGZ	25459W-85-4	95,000	2,062,390	-	(28,440)	2,033,950
ETFS Commodity Secs 0% Secd	HOGS:LN	0B15KX-Z7-7	50,000	41,588	5,412	-	47,000
ETFS Commodity Secs Cotton Etc	COTN:LN	0B15KX-T1-7	220,000	355,600	-	(5,800)	349,800
ETFS Metal Securitie Ltd Palladium	PHPD:LN	G3204R-11-9	152,010	3,459,543	1,024,752	-	4,484,295
ETFS Metal Securities Ltd Platinum	PHPT:LN	B1VS2W-53-8	30,690	2,956,182	963,852	-	3,920,034
ETFS Silver Tr Silver Shs	SIVR	26922X-10-7	160,000	2,349,077	318,123	-	2,667,200
Market Vectors ETF Gold Miners	GDX	57060U-10-0	23,500	891,285	173,030	-	1,064,315
Powershares DB Multi Sector Comm	DBA	73936B-40-8	151,000	3,727,499	116,961	-	3,844,460
Powershares Multi Sector Metals Fd	DBB	73936B-70-5	68,000	1,219,553	23,487	-	1,243,040
Swedish Export Credit Corp ETF	RJI	870297-80-1	230,000	1,616,479	-	(6,479)	1,610,000
Swedish Expt Cr Corp	RJA	870297-60-3	458,100	3,493,003	-	(281,768)	3,211,235
Swedish Expt Cr Corp RG Enrgy ETN2	RJN	870297-30-6	140,000	783,861	36,539	-	820,400
Swedish Expt Cr Corp RG Metal ETN2	RJZ	870297-40-5	142,000	1,215,309	22,931	-	1,238,240
United States 12 Month Oil Fnd ETF	USL	91288V-10-3	20,000	718,043	13,957	-	732,000
United States Heating Oil Fnd ETF	UHN	91204P-10-7	8,500	156,400	55,505	-	211,905
Claymore Gold Bullion Tr Tr Unit	CGL	18385M-20-7	79,000	651,668	36,537	-	688,205
Claymore Silver Bullion Tr Tr Unit	SVR	18387H-16-4	114,600	993,233	127,889	-	1,121,122
Zuercher KTBK Gold ETF	ZGLDUS:SW	0B3KZW-54-8	3,000	3,008,500	-	(9,280)	2,999,220
Zuercher KTBK Palladium ETF	ZPAL:SW	0B1XCL-D9-1	3,785	2,447,838	1,101,304	-	3,549,142
Zuercher KTBK Silver ETF	ZSIL:SW	0B1XCL-95-4	80	98,641	25,563	-	124,204
Zuercher KZKB Platimum ETF	ZPLA:SW	0B1XCL-H3-0	1,120	1,904,978	400,539	-	2,305,517
			3,487,545	$ 48,526,086	$7,292,554	$ (398,564)	$ 55,420,076

Investment Type	Symbol	Cusip ID	Number of Shares	Amortized Cost / Book Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

American Platinum Property and Casualty Insurance Company
Barrick Gold Corp	ABX	067901-10-8	1,000	$ 37,245	$ 655	$ -	$ 37,900
Silver Wheaton Corp	SLW	828336-10-7	5,000	63,267	-	(317)	62,950
Market Vectors ETF Gold Miners	GDX	57060U-10-0	1,000	42,970	2,320	-	45,290
Powershares DB Multi Sector Comm	DBA	73936B-40-8	3,500	87,113	1,997	-	89,110
Swedish Export Credit Corp ETF	RJI	870297-80-1	7,000	49,350	-	(350)	49,000
Swedish Expt Cr Corp	RJA	870297-60-3	9,000	72,660	-	(9,571)	63,089
Claymore Silver Bullion Tr Tr Unit	SVR	18387H-16-4	5,000	49,200	-	(285)	48,915
Horizon Natural Gas	HNU	44045F-20-0	1,000	15,337	-	(122)	15,215
ETF Metal Secs Physical Silver	PHAG:LN	0B285Z-K5-2	2,000	24,530	7,872	-	32,402
			34,500	$ 441,672	$12,844	$ (10,645)	$ 443,871

Investment Type	Symbol	Cusip ID	Number of Shares	Amortized Cost / Book Value	Gross Unrealized Gains		Gross Unrealized Losses	Estimated Fair Value
Universal Insurance Holdings, Inc.
Equity Securities:
Claymore Gold Bullion Tr Tr Unit	CGL	18385M-21-5	65,000	$ 565,665	$ 583		$ -	$ 566,248
Claymore Silver Bullion Tr Tr Unit	SVR	18387H-15-6	85,900	832,804	7,547		-	840,351
El Dorado Gold Corp New	EGO	284902-10-3	13,000	149,133	-		(933)	148,200
ETF Metal Sec Ltd St Heiler Gold	PHAU:LN	G3204R-10-1	7,500	737,675	7,105		-	744,780
ETFS Cmmdty Secs Ltd Corn	CORN:LN	G3204Q-28-5	200,000	248,660	7,740		-	256,400
ETFS Cmmdty Secs Ltd Wheat	WEAT:LN	G3204Q-22-8	150,000	291,463	-		(14,713)	276,750
ETFS Gold Tr Shs	SGOL	26922Y-10-5	2,000	200,060	1,480		-	201,540
Goldcorp Inc New	GG	380956-40-9	2,000	81,890	-		(1,150)	80,740
Monsanto Co New	MON	61166W-10-1	6,000	468,236	-		(3,836)	464,400
Yamana Gold Inc	AUY	98462Y-10-0	5,000	54,290	-		(740)	53,550
Agnico Eagle Mines Ltd	AEM	008474-10-8	3,000	200,845	2,705		-	203,550
Anglogold Ashanti Ltd	AU	035128-20-6	2,000	84,410	-		(2,890)	81,520
Central Gold Trust	GTU	153546-10-6	2,500	104,794	-		(5,294)	99,500
BHP Billiton Ltd ADR	BHP	088606-10-8	1,500	55,391	43,624		-	99,015
Rio Tinto PLC ADR	RTP	767204-10-0	2,400	350,768	57,928		-	408,696
Direxion Shs ETF Tr Dly Lrg Cap BE	BGZ	25459W-85-4	20,000	433,740	-		(5,540)	428,200
ETFS Commodity Secs 0% Secd	HOGS:LN	0B15KX-Z7-7	50,000	41,588	5,412		-	47,000
ETFS Commodity Secs Aluminum	ALUM:LN	0B15KX-N5-4	38,000	152,190	33,725		-	185,915
ETFS Commodity Secs Cotton Etc	COTN:LN	0B15KX-T1-7	80,000	128,712	-		(1,512)	127,200
ETFS Metal Securities Ltd Platinum	PHPT:LN	B1VS2W-53-8	500	53,657	10,208		-	63,865
ETFS Silver Tr Silver Shs	SIVR	26922X-10-7	70,000	1,036,138	130,762		-	1,166,900
Julius Baer Invt Fnds ETF Gold	JBGOUA:SW	0B3F8G-34-6	230	217,800	10,795		-	228,595
Market Vectors ETF Gold Miners	GDX	57060U-10-0	11,500	440,717	80,118		-	520,835
Powershares DB Multi Sector Comm	DBA	73936B-40-8	86,000	2,115,421	74,139		-	2,189,560
Powershares Multi Sector Metals Fd	DBB	73936B-70-5	12,000	215,215	4,145		-	219,360
Swedish Expt Credit Corp ETF	RJI	870297-80-1	92,000	648,010	-	#	(4,010)	644,000
Swedish Expt Cr Corp	RJA	870297-60-3	245,000	1,844,977	-		(127,552)	1,717,425
Swedish Expt Cr Corp Rg Enrgy ETN2	RJN	870297-30-6	50,000	273,456	19,544		-	293,000
Swedish Expt Cr Corp Rg Metal ETN2	RJZ	870297-40-5	65,000	556,099	10,701		-	566,800
United States 12 Month Oil Fnd ETF	USL	91288V-10-3	8,500	307,230	3,870		-	311,100
Claymore Silver Bullion Tr Tr Unit	SVR	18387H-16-4	30,000	264,281	29,206		-	293,487
ETF Metal Secs Physical Silver	PHAG:LN	0B285Z-K5-2	10,000	122,400	39,610		-	162,010
Zuercher KTBK Gold ETF	ZGLDUS:SW	0B3KZW-54-8	130	123,891	6,075		-	129,966
Zuercher KTBK Palladium ETF	ZPAL:SW	0B1XCL-D9-1	380	247,588	108,733		-	356,321
Zuercher KTBK Silver ETF	ZSIL:SW	0B1XCL-95-4	480	635,037	110,185		-	745,222
			1,417,520	$ 14,284,231	$ 805,940		$ (168,170)	$ 14,922,001

Total equity securities			4,939,565	$ 63,251,989	$8,111,338		$ (577,379)	$ 70,785,948